Exhibit 9(b)


                               CONSECO FUND GROUP
                  AMENDED AND RESTATED ADMINISTRATION AGREEMENT


                                   SCHEDULE A

               Series                               Annual Fee
               ------                               ----------

        Conseco Equity Fund                                  .20%
        Conseco Balanced Fund                                .20%
        Conseco Fixed Income Fund                            .20%
        Conseco 20 Fund                                      .20%
        Conseco High Yield Fund                              .20%
        Conseco International Fund                           .75%
        Conseco Convertible Securities Fund                  .20%